STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 11/17/1997
971391873 - 2822062

CERTIFICATE OF FORMATION

OF

DUKE ENERGY OAKLAND LLC

This Certificate of Formation of Duke Energy Oakland LLC (the "LLC"), dated as of November 17, 1997, is being duly executed and filed by Duke Energy Global Asset Development, Inc., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.)

FIRST. The name of the limited liability company formed hereby is Duke Energy Oakland LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Delaware Corporate Management, Inc., 1105 North Market Street, Suite 1300, Wilmington, New Castle County, Delaware, 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are Delaware Corporate Management, Inc., 1105 North Market Street, Suite 1300, Wilmington, New Castle County, Delaware, 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

DUKE ENERGY GLOBAL ASSET DEVELOPMENT, INC.

By: Janelle F. Moffett
Name: Janelle F. Moffett
Title: CFO, Secretary and Treasurer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 07/09/1998
981267688 - 2822062

CERTIFICATE OF AMENDMENT

OF

DUKE ENERGY OAKLAND LLC

1. The name of the limited liability company is DUKE ENERGY OAKLAND LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The registered agent shall be The Corporation Trust Company, located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of DUKE ENERGY OAKLAND LLC this Ninth day of June, 1998.

Robert T. Lucas III Name of signator
Authorized Person

(DEL. - LLC 3240 - 10/1/92)

Certificate of Amendment to Certificate of Formation

of

DUKE ENERGY OAKLAND LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the "limited liability company") is Duke Energy Oakland LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

"FIRST: The name of the limited liability company formed hereby is LSP Oakland, LLC."

Executed on May 5, 2006.

Jason Hochberg, Authorized Person

NY\1130777.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:01 AM 05/05/2006
FILED 08:53 AM 05/05/2006
SRV 060422654 - 2822062 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:02 PM 04/02/2007
FILED 08:22 PM 04/02/2007
SRV 070391323 - 2822062 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

LSP OAKLAND, LLC

1. The name of the limited liability company is: LSP Oakland, LLC.

2. The Certificate of the limited liability company is hereby amended as follows:

"1. The name of the limited liability company (the "Limited Liability Company") is Dynegy Oakland, LLC"

3. The Certificate of Amendment is to be effective as of April 2, 2007.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Dynegy Oakland, LLC this 2nd day of April, 2007.

Kent R. Stephenson
Authorized Person